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EXHIBIT 23.1

CONSENT OF ARTHUR ANDERSEN LLP

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 1, 2002 (except with respect to the matter discussed in Note 17, as to which the date is February 6, 2002) in the Entercom Communications Corp. Form 10-K for the year ended December 31, 2001, and to all references to our Firm in this registration statement.

/s/ ARTHUR ANDERSEN LLP

Philadelphia, Pennsylvania

February 7, 2002